Exhibit 10.4.4

OPTIONAL CONVERSION NOTICE

To:           OxySure Systems, Inc. (“Obligor”)
Date:       December 31, 2012

The undersigned, Agave Resources, LLC ("Holder") holder of that certain subordinated convertible note in the amount of $750,000 and dated April 15, 2008, as amended (“First Note”) hereby irrevocably exercises the option to convert all of the Principal Amount and accrued but unpaid interest (if applicable) outstanding under the First Note into the Conversion Shares at a conversion price of $1.50 per share, in accordance with the terms of the First Note, with an effective date of 12/31/2012. A certificate(s) representing the 500,000 Conversion Shares issuable and deliverable upon this conversion will be issued and delivered to the registered Holder of the First Note unless a different name is provided by the Holder to Obligor in writing. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the First Note.

Signed:	/s/ Don Reed
Don Reed, President
Agave Resources, LLC